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                                                                    EXHIBIT 10.4

                               SECOND AMENDMENT TO
                                    DEBENTURE

         THIS SECOND AMENDMENT TO DEBENTURE (the "Amendment") is entered into effective as of December 31, 2002 (the "Effective Date") by and among Nextera Enterprises, Inc., a Delaware corporation ("Borrower") and Knowledge Universe Capital Co. LLC, a Delaware limited liability company, or its assigns (the "Lender"), and is made with reference to the following:

                                    RECITALS

         A. As of December 15, 2000, Borrower issued a Debenture to Lender in the amount of $10,000,000 (the "Debenture").

         B. The terms of the Debenture provide that: "[t]he Maturity Obligations shall be due and payable on ten days written notice to Borrower from Lender (the "Maturity Date"). As used herein, "Maturity Obligations" shall mean the entire outstanding principal amount, together with all accrued but unpaid interest thereon, and all other sums due and unpaid hereunder."

         C. Lender and Borrower have previously agreed to amend the Debenture so as to change the Maturity Date to January 2, 2004 pursuant to the First Amendment to Debenture dated effective as of March 29, 2002 (the "First Amendment").

         D. Lender and Borrower have agreed to further amend the Debenture so as to change the Maturity Date to January 1, 2005.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Section 3 of the Debenture (as amended by the First Amendment) is deleted in its entirety and new Section 3 is added to read as follows: "The Maturity Obligations shall be due and payable as of January 1, 2005 (the "Maturity Date"). As used herein, "Maturity Obligations" shall mean the entire outstanding principal amount, together with all accrued but unpaid interest thereon, and all other sums due and unpaid hereunder."

         2. Section 17 of the Debenture is added to read as follows: "This Debenture is subject to the Second Amended and Restated Subordination Agreement dated as of December 31, 2002, as from time to time in effect, among Lender, Borrower, and Fleet National Bank, as Agent, which, among other things, subordinates the obligations of Borrower hereunder to the prior payment of obligations of Borrower to the holders of Senior Indebtedness as defined therein."

                  IN WITNESS WHEREOF, Borrower and Lender, intending to be legally bound hereby, have caused this Second Amendment To Debenture to be duly executed effective as of the date first written above.

BORROWER
Nextera Enterprises, Inc., a Delaware corporation

By: /s/ MICHAEL MULDOWNEY
    --------------------------------
    Michael Muldowney
    Its: Chief Financial Officer


LENDER
Knowledge Universe Capital Co. LLC,, a Delaware limited liability company

By:  /s/ STANLEY E. MARON
    --------------------------------
    Stanley E. Maron
    Its: Secretary